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                                                                   EXHIBIT 23.12

                               CONSENT OF COUNSEL

      We hereby consent to all references to our firm under the captions "Tax Consequences" and "Lawyers; Accounts" in this Amendment No. 4 to the Registration Statement on Form S-1 (Reg. No. 333-126172), as filed with the United States Securities and Exchange Commission on or about August 24, 2006, and the related Prospectus of Man-AHL 130, LLC.

/s/ Sidley Austin LLP
August 24, 2006